As filed with the Securities and Exchange Commission on February 15, 2012

Registration No. 333-149843

Registration No. 333-163132

Registration No. 333-165786

Registration No. 333-176352

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3 REGISTRATION STATEMENT NO. 333-149843

FORM S-3 REGISTRATION STATEMENT NO. 333-163132

FORM S-3 REGISTRATION STATEMENT NO. 333-165786

FORM S-3 REGISTRATION STATEMENT NO. 333-176352

UNDER

THE SECURITIES ACT OF 1933

INHIBITEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-2708737
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9005 Westside Parkway

Alpharetta, GA 30009

(Address of principal executive offices)

P. Joseph Campisi, Jr.

Vice President

345 Park Avenue

New York, New York 10154

(212) 546-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David Fox, Esq.

Daniel Wolf, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public:

Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company

DEREGISTRATION OF SECURITIES

On February 13, 2012, pursuant to an Agreement and Plan of Merger dated as of January 7, 2012 (the “Merger Agreement”), among Inhibitex, Inc., a Delaware corporation (the “Company”), Bristol-Myers Squibb Company, a Delaware corporation (“Bristol-Myers Squibb”), and Inta Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Bristol-Myers Squibb (“Sub”), Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Bristol-Myers Squibb.

In connection with the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statements on Form S-3 (File Nos. 333-149843, 333-163132, 333-165786, and 333-176352), each as amended (the “Registration Statements”). In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the Securities registered but not sold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 15, 2012.

INHIBITEX, INC.

By:	/s/ Demetrios Kydonieus
Demetrios Kydonieus
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Demetrios Kydonieus Demetrios Kydonieus	President and Director (Principal Executive Officer)	February 15, 2012

/s/ Jeffrey Galik Jeffrey Galik	Treasurer and Director (Principal Financial Officer)	February 15, 2012

/s/ Kabir Nath Kabir Nath	Director	February 15, 2012